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                                   EXHIBIT 4.1
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                      CORRECTED CERTIFICATE OF DESIGNATION
                                       OF
         SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE,
                                       OF
                              CROWN NORTHCORP, INC.

         The undersigned, being the Chairman and Chief Executive Officer of Crown NorthCorp, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the words "of the Liquidation Price" were omitted in error from the first sentence of Section 6 of the Certificate of Designation filed with the Delaware Secretary of State on October 1, 1996, and that set forth below is the entire Certificate of Designation, in corrected form, in accordance with Section 103 of the Delaware General Corporation Law:

         RESOLVED, that the Board of Directors of the Corporation, by unanimous written consent, adopted the following resolutions creating a series of the Corporation's preferred stock, par value $.01 per share, designated "Series A Convertible Preferred Stock":

         SECTION 1. DESIGNATION. The designation of the series of preferred stock, par value $.01 per share, of the Corporation hereby authorized is "Series A Convertible Preferred Stock" (the "Series A Preferred Stock").

         SECTION 2. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 2 shall have the meanings herein specified:

         "Closing Price" shall mean as of the date of determination (i) if the Common Stock is traded on a securities exchange or through Nasdaq National Market, the closing price of the Common Stock on such exchange on the last business day prior to the date of determination; (ii) if the Common Stock is actively traded over-the-counter, the last closing bid or sale price (whichever is applicable) prior to the close of business on the last business day prior to the date of determination; and (iii) if there is no active public market for the Common Stock, the fair market value of one share of the Common Stock, as determined by the Board of Directors of the Corporation, acting in good faith, on the date of determination.

         "Junior Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation, and any other class or series of stock of the Corporation authorized after October 1, 1996 not entitled to receive any assets upon liquidation, dissolution, or winding up of the affairs of the Corporation until the Series A Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution, or winding up.

         "Liquidation Price" measured per share of Series A Preferred Stock as of any date shall mean $1,000.
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         "Parity Stock" shall mean any class or series of stock of the
Corporation authorized after October 1, 1996, entitled to receive assets upon liquidation, dissolution, or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock.

         "Redemption Price" as to any share of Series A Preferred Stock on any date shall mean the Liquidation Price as of such date.

         "Term" shall mean a period commencing on the date that Series A Preferred Stock is first issued and terminating on the fifth anniversary thereof.

         SECTION 3. AUTHORIZED NUMBER. The number of shares constituting the Series A Preferred Stock shall be 450 shares.

         SECTION 4. PAR VALUE PER SHARE. Each share of Series A Preferred Stock shall have a par value of $.01.

         SECTION 5. VOTING RIGHTS. No share of the Series A Preferred Stock shall entitle the holder thereof to any right to vote on any matter which is the subject of a vote of the stockholders of the Corporation, except as otherwise required by the General Corporation Law of the State of Delaware.

         SECTION 6. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends on each share of issued and outstanding Series A Preferred Stock during the Term at the rate of 7.467% of the Liquidation Price per annum, payable, unless otherwise prohibited by applicable law, whether or not declared by the Board of Directors of the Corporation, in cash or, at the option of the Corporation, in shares of the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") based upon the Closing Price, semi-annually in arrears on the first day of July and January of each year (each such date being referred to herein as a "Semi-Annual Dividend Payment Date") except for the last Semi-Annual Payment Date, which shall be on the last day of the Term, commencing on the first Semi-Annual Dividend Payment Date after the first issuance of any share of Series A Preferred Stock by the Corporation. The dividends provided for in this
Section 6 shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the date of original issuance of the shares of Series A Preferred Stock by the Corporation. Such dividends shall accrue from day to day, whether or not earned or declared.

         SECTION 7. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series A Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to the stockholders of the Corporation, before any payment or distribution shall be made to the holders of any Junior Stock of the Corporation, an amount in cash or property at its fair market value, as determined by the Board of Directors of the Corporation in good faith, or a combination thereof, equal to the Liquidation Price, which payment shall be made pari passu with any such payment made to the holders of any Parity Stock.
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The holders of the Series A Preferred Stock shall not be entitled to any other or further distribution of or participation in any remaining assets of the Corporation by virtue of their holdings of Series A Preferred Stock after receiving the Liquidation Price per share. If, upon distribution of the Corporation's assets in liquidation, dissolution, or winding up, the assets of the Corporation to be distributed among the holders of the Series A preferred Stock and to all holders of any Parity Stock shall be insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Series A Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Series A Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale, transfer, or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of this Section 7. Notice of the liquidation, dissolution, or winding up of the Corporation shall be mailed, first class mail, postage prepaid, not less than 20 days prior to the date on which such liquidation, dissolution, or winding up is expected to take place or become effective, to the holders of record of the Series A Preferred Stock at their respective addresses as the same appear on the books of the Corporation or supplied by them in writing to the Corporation for the purpose of such notice.

         Section 8. Redemption. Subject to Section 9, each share of the Series A Preferred Stock is subject to redemption by the Corporation in whole or in part during the Term. A notice of intention (each, a "Redemption Notice") by the Corporation to redeem shares of the Series A Preferred Stock or any part thereof and of the date (the "Redemption Date") and place of redemption shall be personally delivered or mailed 10 days before the date of redemption to each holder of record of the shares to be redeemed at his last known post office address as shown on the records of the Corporation (each, a "Holder"). Subject to Section 9, on the applicable Redemption Date, (i) such holder shall deliver certificates representing the shares of Series A Preferred Stock to be so redeemed to the Corporation, duly endorsed for transfer in blank, along with such other documents and instruments as the Corporation may reasonably request, and (ii) the Corporation will pay to such holder the Redemption Price for such shares of Series A Preferred Stock in cash or by certified check. In case fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to the holder. All shares of Series A Preferred Stock redeemed, retired, purchased, or otherwise acquired by the Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of preferred stock of the Corporation, but such shares shall not be reissued as Series A Preferred Stock).

         SECTION 9. CONVERSION. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):


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         (a) Conversion Ratio. Each share of Series A Preferred Stock shall be convertible into 1,244.75 fully paid and non-assessable shares of the Common Stock (the "Conversion Ratio"). The Corporation shall not be required to issue any fractional shares, but shall instead pay to the holder of the Series A Preferred Stock being so converted an amount in cash equal to (i) the Closing Price as of the date of determination, multiplied by (b) the fraction of one share of Common Stock constituting any fractional shares otherwise issuable in connection with such conversion.

         (b) Right to Convert. Each share of Series A Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, as follows:

                  (i) From the commencement of the Term to the second anniversary thereof, at any time when the Closing Price equals or exceeds $1.00.

                  (ii) From the second anniversary of the commencement of the Term until the end of the Term, when the Closing Price equals or exceeds $1.25.

                  (iii) From the mailing or delivery by the Company of any Redemption Notice to any Holder pursuant to Section 8 until the Redemption Date specified in such Redemption Notice.

         (c) Mandatory Conversion. Each share of Series A Preferred Stock shall be converted automatically without action by the Corporation or the holder thereof without the payment of any additional consideration by the holder thereof at any time after the date of issuance of such share, as follows:

                  (i) From the commencement of the Term to the second anniversary thereof, at any time when the Closing Price equals or exceeds $1.75.

                  (ii) From the second anniversary of the commencement of the Term until the end of the Term, when the Closing Price equals or exceeds $2.50.

         In addition, each share of Series A Preferred Stock shall be converted automatically without action by the Corporation or the holder thereof without the payment of any additional consideration by the holder thereof at the end of the Term.

         (d) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of his election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The


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Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, a certificate for the number of shares of Series A Preferred Stock that were represented by the certificate or certificates delivered to the Corporation in connection with the conversion but that were not converted, and payment pursuant to Section 9(a) for any fractional shares otherwise issuable as a result of such conversion pursuant to Section 9(a). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time. Upon the conversion of any share of Series A Preferred Stock, all accrued and unpaid dividends with respect to the converted shares will be promptly declared and paid to the holder thereof to the extent assets are legally available therefor and any amount for which assets are not legally available shall be paid promptly as assets become legally available therefor.

         (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock that number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to that number of shares as shall be sufficient for that purpose.

         (f) Notices. Any notice required by the provisions of this Section 9 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

         (g) Reissuance of Converted Shares. No shares of Series A Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued, sold or transferred and all shares so converted shall upon that conversion cease to be a part of the authorized shares of the Corporation and the number of shares of Series A Preferred Stock authorized shall be reduced by the number of shares so converted.

         (h) Adjustment Upon Stock Dividends, Subdivisions, Combinations, Capital Reorganizations, and Reclassifications.

                  (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date the payment is made or the change is



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effective, the Conversion Ratio shall be appropriately adjusted so that the number of shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock shall be increased in proportion to the increase of outstanding shares of Common Stock.

                  (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of outstanding shares of Common Stock, then, on the effective date of that combination, the Conversion Ratio shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be decreased in proportion to the decrease in outstanding shares of Common Stock.

                  (iii) If the Corporation declares a dividend upon the Common Stock payable in shares of the Common Stock, then, in each such case, the Conversion Ratio shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall, upon payment of such dividend, be increased in proportion to the increase in outstanding shares of Common Stock.

                  (iv) If at any time after the date hereof, there is any capital reorganization, any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up, or combination of shares), or any similar transaction which is effected in such a way that the holders of Common Stock are entitled to receive capital stock, securities, or assets with respect to or in exchange for Common Stock, the shares of Series A Preferred Stock shall, after the reorganization, reclassification, consolidation, or such similar transaction, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which each holder would have been entitled if immediately prior to the reorganization, reclassification, or similar transaction he had converted his shares of Series A Preferred Stock into Common Stock. The provisions of this clause (iv) shall similarly apply to successive reorganizations, reclassifications, or such similar transactions.

         SECTION 10. PREEMPTIVE RIGHTS. The holders of the Series A Preferred Stock shall not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by the Corporation by virtue of their holdings of Series A Preferred Stock.

         SECTION 11. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series A Preferred Stock, the shares of Series A Preferred Stock shall not have any designations, preferences, qualifications, restrictions, limitations, or relative rights, other than as specifically set forth in these resolutions and in the Certificate of Incorporation, as amended or restated, of the Corporation.


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         SECTION 12. HEADINGS. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         IN WITNESS WHEREOF, this Corrected Certificate of Designation has been executed on the date first above written.


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